UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Below is the Company’s letter to shareholders mailed on June 12, 2025 and an image from the Company’s website: VoteBrookdaleBlue.com which has been updated to reflect this communication in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

PROTECT THE VALUE
OF YOUR INVESTMENT

Vote the BLUE proxy card today

BROOKDALE SENIOR LIVING

Dear Fellow Shareholder,

June 12, 2025

Your vote at this year's Annual Meeting of Stockholders on July 11, 2025 is extremely important. Ortelius Advisors, L.P. ("Ortelius"), which beneficially owns just 1% of Brookdale's shares, is seeking to take control of your Board by replacing six of your highly qualified directors. **Please protect the value of your investment TODAY by voting "FOR" ONLY the eight Brookdale nominees listed on the accompanying BLUE proxy card.**

Brookdale's substantially refreshed and experienced Board is overseeing the Company's continued growth and transformation, with a strategy focused on five key initiatives to drive shareholder value:

1. **Improving operating performance** to drive higher occupancy, improve rates, and generate robust cash flow
2. **Optimizing our real estate portfolio** to focus management's efforts on assets that can yield the greatest value for shareholders
3. **Reinvesting capital** into our communities, using a portion of asset sale proceeds and improving cash flow from operations
4. **Reducing our leverage** to maintain financial flexibility and resilience
5. **Investing in our residents, associates, and culture**

Brookdale's share price is up more than 40% year-to-date and our plan is working:

- Grew May 2025 same community weighted average occupancy to 80.6% and May same community end of month occupancy to 82.1% since the pandemic low of 69.4% in March 2021
- Renegotiated leases for ~250 communities inherited by the Company since 2022 and reduced the number of leased units by 19% since Q1 2021
- Increased 2025 Adjusted EBITDA[1] 27.2% YoY[2] in Q1 2025 and ~255% from Q1 2021
- Increased 2025 Adjusted EBITDA[1] midpoint guidance by $7.5M
- Reduced leverage ratio by nearly half over the prior two-year fiscal period
- More than doubled TTM[3] Adjusted EBITDA after cash financing lease payments[1] since 2022, resulting in an ~10x Annualized Leverage reduction since pandemic highs of 2022
- Expecting to have implemented Brookdale HealthPlus® in a total of ~190 communities by 2025 year-end
- Reduced community portfolio from more than 1,000 in 2017 to less than 600 by year-end 2025

The Board is committed to acting as an agent of change, informed by shareholder feedback, as illustrated by its decision to begin an executive search process in late 2024 and transition Brookdale's former CEO in April 2025.

Ortelius' claims are not reflective of the progress Brookdale has made or the realities of the senior living industry and its unnecessary campaign risks significant value destruction. We believe Ortelius' slate lacks the diversified skillset relevant to Brookdale's strategy and its attempts to seize control of Brookdale's Board will undermine our progress and impair our ability to identify a new CEO.

Your vote **"FOR" ONLY** the eight Company nominees listed on the accompanying **BLUE** proxy card ensures that all Brookdale shareholders' best interests will continue to be served. Please simply disregard any white proxy card you may receive from Ortelius.

Vote The BLUE Proxy Card “FOR” Only Brookdale’s Eight Nominees Today
If you have any questions or require assistance in voting your shares, please call Brookdale’s proxy solicitor, Innisfree M&A Incorporated, at +1 (877) 750-5838 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries)
Thank you for your continued support.
Sincerely,
The Brookdale Board of Directors
2. Year over year 3. Trailing twelve months
This communication mentions the financial measures Adjusted EBITDA and Adjusted EBITDA after cash financing lease payments, which are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Reference to these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider this non-GAAP financial measure as a substitute for financial measures determined in accordance with GAAP, including net income (loss) or income (loss) from operations.
Reconciliation of the non-GAAP financial measures included in the 2025 full-year annual guidance to the most comparable GAAP financial measures are not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company’s net income (loss), including but not limited to (a) benefit/provision for income taxes, (b) non-operating income/expense items, (c) depreciation and amortization, and (d) income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items. Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company’s net income (loss).
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/ expense items, and depreciation and amortization; and further adjusted to exclude income/ expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.
The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation.
FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “on track,” “potential,” “intend,” “enable,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “executing,” “believe,” “poised,” “positioned,” “project,” “predict,” “continue,” “plan,” “target,” or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company’s strategy, the Company’s CEO search process, the Company’s ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and
BKDMGMT003
unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company’s ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on the Company’s strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company’s ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company’s communities that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the Company’s ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company’s debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company’s indebtedness and long-term leases on the Company’s liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company’s business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.